Exhibit 10.1

Form of Novartis Promissory Note Extension

PROMISSORY NOTE EXTENSION AGREEMENT

This PROMISSORY NOTE EXTENSION AGREEMENT (this “Agreement”) is entered into as of June 1, 2012, between Emisphere Technologies, Inc., a Delaware corporation (“Maker”) and [MHR entity] (“Creditor”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Promissory Note (as defined below).

WHEREAS, Maker and Creditor are parties to that certain Promissory Note, in the principal sum of $[500,000], dated as of June 8, 2010 (the “Promissory Note”); and

WHEREAS, the parties to the Promissory Note desire to extend the Maturity Date.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Creditor hereby agree as follows:

1. Extension. The Maturity Date is extended from June 8, 2012 to September 26, 2012, subject to the terms and conditions set forth under this Agreement.

2. References; No Further Modifications; No Defaults. All references in the Letter Agreement, by and between Maker and MHR Institutional Partners IIA LP, dated June 8, 2010, to the “Novartis Promissory Note” shall be deemed to be references to the Promissory Note as extended hereby. Except as extended hereby, the Promissory Note shall remain unchanged and in full force and effect. Maker, by its execution of this Agreement, certifies that as of the date hereof, no default under the Promissory Note has occurred and is continuing, including as a result of this Agreement.

3. Reaffirmation. Maker hereby renews, reaffirms, ratifies and confirms the terms and provisions of the Promissory Note and acknowledges and agrees that the Promissory Note remains in full force and effect without impairment and without modification (except as specifically provided herein), and that no rights or remedies of the Creditor have been waived or shall be deemed to have been waived by virtue of the execution and delivery of this Agreement by the parties hereto.

4. Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the law of the state of New York applicable to agreements made and to be performed entirely within such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAKER:	EMISPHERE TECHNOLOGIES, INC.

By:
Name: Title:

CREDITOR:	[_____________________________________]

	By:	[____________________],
its General Partner

By:
	Name: Title:	Mark H. Rachesky President

[Signature Page – Promissory Note Extension Agreement]